EXHIBIT 2

                                            ARTICLES OF INCORPORATION AND BYLAWS


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AMENDED ARTICLES OF INCORPORATION
                                                         OF
                                                 4 Brandon - I, Inc.


                                        ARTICLE I - NAME AND MAILING ADDRESS


         The name of this corporation is 4 Brandon - I, Inc. and the mailing address of this corporation is 2503 W. Gardner Ct. Tampa Fl 33611.

                                                ARTICLE II - DURATION
         This corporation shall have perpetual existence.

                                                ARTICLE III - PURPOSE
         This corporation is organized to include the transaction of any or all lawful business for which corporations may be incorporated under Chapter 607, Florida Statutes (1975) as presently enacted and as it may be amended from time to time.

                                             ARTICLE IV - CAPITAL STOCK
         This corporation is authorized to issue 50,000,000 shares of One Cent common stock, which shall be designated as "Common Shares" and Twenty Million shares of One Cent preferred stock, which shall be designated as "Preferred Shares."
         The Preferred Shares may be issued in such series and with with such rights, privileges, and preferences as determined solely by the Board of Directors.

                              ARTICLE V - INITIAL REGISTERED OFFICE AND AGENT The street address of the initial registered office of this corporation is 2503 W. Gardner Ct. Tampa Fl 33611, and the name of the initial registered agent of this corporation at that address is Michael T. Williams.


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                     ARTICLE VI - INITIAL BOARD OF DIRECTORS
      This corporation shall have One director(s) initially. The number of directors may be either increased or decreased from time to time by the Bylaws, but shall never be less than one (1). The name(s) and address(es) of the initial director(s) of this corporation are:

                                  NAME ADDRESS
             Michael T. Williams 2503 W. Gardner Ct. Tampa Fl 33611

                          ARTICLE VII - INCORPORATOR(S)
         The name and address of the person(s) signing these Articles of
                            Incorporation is (are):

                                  NAME ADDRESS
             Michael T. Williams 2503 W. Gardner Ct. Tampa Fl 33611

                                           ARTICLE VIII - INDEMNIFICATION
         The corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

                                               ARTICLE IX - AMENDMENT
         This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment thereto, and any right conferred upon the shareholders is subject to this reservation.

         ARTICLE X -  AFFILIATED TRANSACTIONS AND CONTROL SHARE ACQUISITIONS
         The  Corporation  expressly  elects  not  to be  governed  by  Sections
607.0901 and 607.0902 of the Florida Business Corporations Act, relating to affiliated transactions and control share acquisitions, respectively.
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         IN WITNESS WHEREOF, the undersigned incorporator(s) has (have) executed these Articles of Incorporation this September 23, 1998.

                                                -------------------------------
                                                     Michael T. Williams


































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                                      CERTIFICATE DESIGNATING REGISTERED AGENT
                                      AND STREET ADDRESS FOR SERVICE OF PROCESS
                                                   WITHIN FLORIDA



         Pursuant to Florida Statutes Section 48.091, 4 Brandon - I, desiring to organize under the laws of the State of Florida, hereby designates Michael T. Williams, located at 2503 W. Gardner Ct. Tampa Fl 33611 as its registered agent to accept service of process within the State of Florida.





                                              ACCEPTANCE OF DESIGNATION


         The undersigned hereby accepts the above designation as registered agent to accept service of process for the above-named corporation, at the place designated above, and agrees to comply with the provisions of Florida Statutes
Section 48.091(2) relative to maintaining an office for the service of process.




                                            -------------------------------
                               Michael T. Williams


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